1 Pediatric Growth Hormone Deficiency and LUM-201 KOL Event April 27, 2021

2 Forward Looking Statements This presentation contains forward-looking statements of Lumos Pharma, Inc. that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this presentation are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "target," "potential," "will," "could," "should," "seek" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements regarding the potential of an orally administered LUM- 201 treatment regimen for PGHD and other indications, the projected cash position and its sufficiency to fund the company’s operations through data read-out for the OraGrowtH210 Trial in PGHD; expected initiation of the OraGrowtH212 Trial of LUM- 201 in PGHD in Q2 2021; impact of regulatory feedback to clinical timelines and costs, results of its clinical trials for product candidates; its timing of release of data from ongoing clinical studies; its plans related to execution of clinical trials; plans related to moving additional indications into clinical development; milestones or other economic interests, Lumos Pharma’s financial guidance for 2021 and beyond; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Lumos Pharma makes due to a number of important factors, including the effects of pandemics or other widespread health problems such as the ongoing COVID-19 pandemic and those risks discussed in "Risk Factors" and elsewhere in Lumos Pharma’s Annual Report on Form 10-K for the year ended December 31, 2020, and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this presentation represent Lumos Pharma’s views as of the date of this presentation. Lumos Pharma anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Lumos Pharma’s views as of any date subsequent to the date of this presentation. 4.14.2021

3 Agenda Lumos Pharma Corporate Overview – Rick Hawkins, CEO The Future of Therapy for Growth Hormone Deficiency – Bradley S. Miller, MD, PhD Oral Growth Hormone Secretagogue, LUM-201, Pulsatile Effect – Fernando Cassorla, MD Questions & Answers

4 Investment Highlights * USA, Germany, France, Italy, Spain, UK, Japan (Grandview Research, Growth Hormone Market Forecast, 2019) Late-stage Rare Disease Asset Large Markets Experienced Management Solid Cash Position Pipeline Expansion • Novel oral therapeutic asset, LUM-201 • Phase 2b in Pediatric Growth Hormone Deficiency (PGHD) – expect data mid-2022 • PK/PD study in PGHD – initiation expected Q2 2021 • Current market for initial indication alone is $1.2 billion* • Potential to disrupt injectable treatment regimen for significant subset of patients • Multiple potential follow-on indications representing up to an additional $2.2 billion • Established track record of performance in rare disease drug development • Business development acumen with expertise in licensing pipeline assets • Cash balance of $98.7M Q4 2020 + $26.0M received in January (PRV proceeds) • Cash runway through P2b OraGrowtH210 Trial readout expected mid-2022 • Balance sheet flexibility to acquire additional assets • Multiple follow-on indications under consideration • Actively seeking additional rare disease assets to license or acquire

5 Management – Significant Clinical Development and Commercial Experience Richard Hawkins Chairman, CEO & President Developed Growth Hormone (GH) Receptor Antagonist for Acromegaly at Sensus (sold to Pfizer). Built one of the first contract recombinant protein manufacturing facilities (Covance Biotechnology). Co-founded Pharmaco, a contract research organization (merged with PPD). John McKew, PhD COO & CSO Former Scientific Dir, NIH - National Center for Advancing Translational Science (NCATS) and Therapeutics for Rare and Neglected Diseases (TRND). Director level, Wyeth Research Genetics Institute. Carl Langren CFO Former CFO of BioProtection Systems, Housby Mixer Group, Equity Dynamics, Inc., and Tax Manager with McGladrey Pullen & Co. Aaron Schuchart, MBA CBO Former CBO of Aeglea BioTherapeutics, former leadership roles in business development and licensing at Coherus Biosciences, Novartis Diagnostics/Grifols, and Amgen. Lori Lawley, CPA Senior VP, Finance Former Senior Manager with Ernst and Young with a focus on public and private companies in the biotech, manufacturing and technology industries.

6 Key Opinion Leaders Dr. Bradley S. Miller1 is currently Professor, Department of Pediatrics and Faculty Member, Division Director, Division of Pediatric Endocrinology, at the University of Minnesota Medical School. He is a practicing pediatric endocrinologist and published research investigator with an interest in the role of the GH/IGF system on normal and abnormal growth in children. His other area of interest includes the growth and development of children following adversity such as cancer and cancer therapy, fetal alcohol exposure, and international adoption. Dr. Miller received his MD and PhD from the Medical University of South Carolina, Charleston. He completed his residency and fellowship in pediatrics and pediatric endocrinology, respectively, at the Mayo Clinic. Dr. Miller has received numerous awards and recognition throughout his medical training and career and is actively involved with the MAGIC Foundation for Children’s Growth, the global leader in endocrine health, advocacy, education, and support. Dr. Fernando Cassorla2 is currently Chief of Pediatric Endocrinology at the Institute of Maternal and Child Research of the University of Chile, a position he has held since 1993. Previously, Dr. Cassorla served as Senior Investigator at the Developmental Endocrinology Branch of the National Institute of Child Health and Human Development, rising to the position of Clinical Director of this Institute in 1990. He has authored numerous chapters in pediatric endocrinology, authored or co-authored over 200 original articles in peer reviewed journals, and has presented over 300 abstracts at scientific meetings. Dr. Cassorla received his MD from the University of Chile. He is Board Certified in both Pediatrics and Pediatric Endocrinology, having completed his pediatric residency at the Albany Medical Center in New York and his fellowship in Pediatric Endocrinology at the Children´s Hospital of Philadelphia. Dr. Cassorla has received several international awards for his work and was elected to the Chilean Academy of Medicine for a lifetime position in 2003. 1 Dr. Bradley S. Miller is an investigator for the OraGrowtH210 Trial, Phase 2b study of LUM-201 in pediatric growth hormone deficiency (PGHD). 2 Dr. Fernando Cassorla is the principal investigator for the OraGrowtH212 Trial, a Pharmacokinetic/Pharmacodynamic study of LUM-201 in PGHD. Bradley S. Miller, MD, PhD Fernando Cassorla, MD University of Minnesota Masonic Children’s Hospital UNIVERSITY of CHILE Institute of Maternal and Child Research

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